Exhibit 10.48

SECOND AMENDMENT TO MICHAEL FOODS INVESTORS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDMENT TO MICHAEL FOODS INVESTORS, LLC AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into and made effective as of this April 9, 2008, by and among Michael Foods Investors, LLC (f/k/a THL-MF Investors, LLC), a Delaware limited liability company (the “Company”), and the holders of a majority of the outstanding Class A Units of the Company. Capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Michael Foods Investors, LLC Amended and Restated Limited Liability Company Agreement dated as of November 20, 2003 entered into by the Company, the undersigned and the other parties thereto, as amended by that First Amendment to Michael Foods Investors, LLC Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”).

WHEREAS, the Company wishes to establish as a new class of units of the Company designated as Class E Units having the benefits and rights and subject to the terms of the LLC Agreement, as amended hereby;

WHEREAS, concurrently herewith the Company will be issuing Class E Units of the Company to Thomas J. Jagiela and admitting Mr. Jagiela as a Member of the Company; and

WHEREAS, the parties hereto wish to amend the LLC Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Definitions.

a. Section 1.1 of the LLC Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Class E Applicable Percentage” shall mean 0.1244%.

“Class E Distribution Amount” shall mean the amount equal to (i) the Class E Applicable Percentage multiplied by (ii) the Distributable Assets to be distributed to the Unitholders in excess of the sum of (x) the Class D/E

Distribution Threshold Amount and (y) the aggregate amount of Capital Contributions of the Class D Unitholders and the Class E Unitholders returned to such Unitholders under Section 4.4(a).

“Class E Effective Date” means March     , 2008.

“Class E Unitholder” means Thomas J. Jagiela and his permitted assigns and transferees under this Agreement and the Securityholders Agreement, and any other Person (and such Person’s permitted assigns and transferees) issued Class E Units by the Company hereafter.

“Class E Units” means the Class E Units of the Company. The rights and privileges associated with such Class E Units are intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Department regulation or other pronouncement applicable at the date of issuance of Class E Units.

b. Section 1.1 of the LLC Agreement is hereby amended by deleting the following definition and replacing it with the following:

“Unitholder” means a Member or Assignee who holds an Economic Interest in Class A Units, Class B Units, Class C Units, Class D Units or Class E Units.

c. Section 1.1 of the LLC Agreement is hereby amended by deleting the definition of “Class D Distribution Threshold Amount” and replacing it with the following:

“Class D/E Distribution Threshold Amount” shall mean an amount equal to (i) $570,000,000, plus (ii) any additional Capital Contributions after the Class E Effective Date.

d. Section 1.1 of the LLC Agreement is hereby amended by deleting the definition of “Class D Distribution Amount” and replacing it with the following:

“Class D Distribution Amount” shall mean the amount equal to (i) the Class D Applicable Percentage multiplied by (ii) the Distributable Assets to be distributed to the Unitholders in excess of the sum of (x) the Class D/E Distribution Threshold Amount, plus (y) the aggregate amount of Capital Contributions of the Class D Unitholders and Class E Unitholders returned to such Unitholders under Section 4.4(a), plus (z) the Class E Distribution Amount.

2. Issuance of Additional Units. Section 2.9 of the LLC Agreement is hereby amended by:

a. Deleting the first sentence thereof in its entirety and replacing it with the following sentence:

“The Management Committee shall have the right to cause the Company to create and issue preferred units in connection with the exercise of the Company’s rights and/or obligations to purchase Class A Units, Class B Units, Class C Units, Class D Units and Class E Units from certain Members, each of whom is also a party to a Management Unit Subscription Agreement by and between such Member and the Company (collectively, the “Management Unit Subscription Agreements”).”; and

b. Deleting the last sentence thereof in its entirety and replacing it with the following sentence:

“In addition, the holders of a majority of Class A Units shall have the right to cause the Company to create and issue additional units; provided that (i) no such issuance shall adversely affect the relationship among the Class A Units, Class B Units and Class C Units as set forth herein without the consent of the holders of a majority in interest of the Units of each Class so affected, or (ii) adversely affect the relationship among the Class A Units, Class B Units and Class C Units, on the one hand, and the Class D Units, on the other hand without the consent of the holders of a majority in interest of the Units of each Class so affected, or (iii) adversely affect the relationship among the Class A Units, Class B Units and Class C Units, on the one hand, and the Class E Units, on the other hand without the consent of the holders of a majority in interest of the Units of each Class so affected.

3. Distributions. Section 4.4 of the LLC Agreement is hereby amended by:

a. Deleting Section 4.4(a) (excluding subparagraphs (i) through (vii)) and replacing it with the following:

“(a) Priority. Distributable Assets will be distributed (or set aside for the benefit of the applicable Unitholder in the discretion of the Management Committee) as soon as reasonably practical after such Distributable Assets become available to the Company, subject to Sections 4.4(b) and (c), as outlined in this Section 4.4(a).

Until the aggregate amount of distributions to Unitholders pursuant to this Section 4.4(a), taking into account only the current distribution and any previous distributions made after the Class D Effective Date, equal the Class D/E Distribution Threshold Amount, 100% of Distributable Assets shall be distributed in accordance with subparagraphs (i) through (vii) below; provided that, no distributions under subparagraph (i) below shall be made to the Class D Unitholders or the Class E Unitholders.

After the aggregate of all distributions made after the Class D Effective Date equal the Class D/E Distribution Threshold Amount, then 100% of the Distributable Assets shall be made as follows:

(A) first, 100% of the Distributable Assets shall be distributed to the Class D Unitholders and Class E Unitholders pro rata in accordance with each Class D Unitholder’s and Class E Unitholders’ Unreturned Capital until each such Class D Unitholder’s and Class E Unitholders’ Unreturned Capital has been reduced to zero;

(B) next, an amount equal to the Class E Distribution Amount shall be distributed to the Class E Unitholders pro rata in accordance with number of Class E Units held; provided, however, no distribution shall be made with respect to that percentage of the Class E Units that have not vested in accordance with the vesting provisions of such holder’s Management Unit Subscription Agreement. Any amount that would otherwise be distributed to a Class E Unitholder pursuant to this Section 4.4(a)(B) but for the application of the preceding sentence shall instead be retained by the Company and paid to such a Class E Unitholder if, as and when the unvested units to which such retained amounts relates vests pursuant to the applicable Management Unit Subscription Agreement. Items of income, gain, loss and deduction attributable to amounts retained by the Company pursuant to this Section 4.4(a)(B) shall be allocated among the Class E Unitholders holding unvested units in a manner, determined in the Board’s discretion, that equitably reflects each such Class E Unitholders share of the amounts to which such items relate. If any unvested units are forfeited, amounts retained by the Company pursuant to this Section 4.4(a)(B) on account of such unvested units shall be distributed in accordance with subparagraph (C) below of this Section 4.4(a), and thereafter in accordance with subparagraphs (i) through (vii) below;

(C) next, following the distributions pursuant to the immediately preceding clauses (A) and (B), an amount equal to the Class D Distribution Amount shall be distributed to the Class D Unitholders pro rata in accordance with number of Class D Units held; provided, however, no distribution shall be made with respect to that percentage of the Class D Units that have not vested in accordance with the vesting provisions of such holder’s Management Unit Subscription Agreement. Any amount that would otherwise be distributed to a Class D Unitholder pursuant to this Section 4.4(a)(C) but for the application of the preceding sentence shall instead be retained by the Company and paid to such a Class D Unitholder if, as and when the unvested units to which such retained amounts relates vests pursuant to the applicable Management Unit Subscription Agreement. Items of income, gain, loss and deduction attributable to amounts retained by the Company pursuant to this Section 4.4(a)(C) shall be allocated among the Class D Unitholders holding unvested units in a manner, determined in the Board’s discretion, that equitably reflects each such Class D Unitholders share of the amounts to which such items relate. If any unvested units are forfeited, amounts retained by the Company pursuant to this Section 4.4(a)(C) on account of such unvested units shall be distributed in accordance with subparagraphs (i) through (vii) below;

(D) next, following the distributions pursuant to the immediately preceding clauses (A), (B) and (C), 100% of the remaining Distributable Assets shall be distributed in accordance with subparagraphs (i) through (vii) below.”

4. Amendments. Section 7.5 of the LLC Agreement is hereby amended by adding a reference to the Class E Units to the tenth line thereof, before the proviso.

5. Interpretation. Except as otherwise expressly provided in the LLC Agreement, the use of the term “as of the date of this Agreement” shall mean the date of the LLC Agreement and not this Amendment.

6. Miscellaneous.

6.1. Complete Agreement. Unless another agreement is expressly referenced, this Amendment and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and terminate, supersede, and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as amended hereby, the LLC Agreement remains unchanged and in full force and effect.

6.2. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

6.3. Counterparts. This Amendment may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party hereto, but each of which will be considered an original and all of which taken together will constitute one and the same Amendment.

6.4. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

MICHAEL FOODS INVESTORS, LLC

By:	/s/ Mark D. Witmer
Name:	Mark D. Witmer
Title:	Secretary

CLASS A UNITHOLDERS:

THOMAS H. LEE EQUITY FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partners

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors LLC, its general partner

By:
Name:
Title:	Managing Director

THOMAS H. LEE PARALLEL FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors LLC, its general partner

By:
Name:
Title:	Managing Director

COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THOMAS H. LEE CAYMAN FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors LLC, its general partner

By:
Name:
Title:	Managing Director

Gregg A. Ostrander